EXCHANGE AGREEMENT



     This EXCHANGE AGREEMENT, dated as of July 28, 1998, between I-Link Incorporated, a Florida corporation (the "Company"), and JNC Opportunity Fund Ltd., a Cayman Islands corporation (the "Purchaser").

     WHEREAS, the Company and the Purchaser entered into a Convertible Preferred Stock Purchase Agreement, dated as of June 30, 1998 (the "Purchase Agreement"), pursuant to which the Company issued to the Purchaser 1,000 shares of its 5% Series E Convertible Preferred Stock, par value $10 per share and stated value of $10,000 per share (the "Series E Stock"), which are convertible into shares of the Company's common stock, par value $.007 per share (the "Common Stock"), which shares of Series E Stock have the rights, preferences and privileges set forth in the Certificate of Designation of the Company filed with the Florida Secretary of State on July 7, 1998; and

     WHEREAS, the Company and the Purchaser have agreed to exchange the Series E Stock for (x) an equal number of shares of the Company's to be created 5% Series F Convertible Preferred Stock, par value $10 per share and stated value of $10,000 per share (the "Series F Stock"), which are convertible into Common Stock and which have the rights, preferences and privileges set forth in the Certificate of Designation of the Company, attached hereto as Exhibit A, to be filed with the Florida Secretary of State promptly following the execution of this Exchange Agreement (the "Series F Designation"), and (y) a certain Common Stock purchase warrant described below (the "Exchange").

     NOW THEREFORE, in consideration of the mutual covenants contained in this Exchange Agreement, and for other good and valuable consideration the receipt and adequacy are hereby acknowledged, the Company and Purchaser, intending to be legally bound, agree as follows:

     Capitalized terms used but not defined herein that are defined in the Purchase Agreement shall have the respective meaning ascribed to them in the Purchase Agreement.

     1. Exchange. Upon receipt of evidence satisfactory to the Purchaser of the acceptance for filing of the Series F Designation by the Florida Secretary of State, (A) the Company will deliver to the Purchaser (1) stock certificates representing 1,000 shares of the Series F Stock, registered in the name of the Purchaser (the "Shares"), (2) a Common Stock purchase warrant, in the form of Exhibit D to the Purchase Agreement, registered in the name of the Purchaser, pursuant to which the Purchaser shall have the right at any time and from time to time thereafter through the fifth anniversary of the date of the issuance thereof to acquire 100,000 shares of Common Stock at an exercise price per share (subject to adjustment as provided therein) of $4.00 (the "Additional Warrant"), (3) the legal opinion of David E. Hardy & Associates, outside counsel to the Company, and (4) $10,000 to Robinson Silverman Pearce Aronsohn & Berman LLP in connection with the preparation and negotiation of the documents relating to the Exchange
     and (B) the Purchaser shall deliver to the Company the stock
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     certificates evidencing its ownership of the Series E Stock.

     2.        Purchase Agreement and Registration Rights Agreement.    The
     Purchase Agreement and the Registration Rights Agreement shall be deemed amended to the extent required to provide for the Exchange. The term "Preferred Stock" in the Registration Rights Agreement shall hereafter mean the Series F Stock. The term "Shares" in the Purchase Agreement shall hereafter have the meaning ascribed to it in the Exchange Agreement and the term "Underlying Shares" in the Purchase Agreement shall hereafter mean the shares of Common Stock issuable upon conversion of the Shares, as payment of dividends thereon and upon exercise of the Warrant All references to the term "Warrant" in the Registration Rights Agreement and the Purchase Agreement shall include the Additional Warrant. Other than as expressly amended hereby, the Purchase Agreement and the Registration Rights Agreement are not amended and remain in full force and effect.

     3. Representation and Warranties of the Company.The Company hereby reaffirms the representations and warranties in Section 2.1 of the Purchase Agreement and further represents and warrants as follows:

               (a) The execution, delivery and performance by the Company of this Exchange Agreement and the consummation of the transactions contemplated hereby (i) are within the power of Company and (ii) have been duly authorized by all necessary actions on the part of Company. Upon issuance, the Shares and the Common Stock issuable upon conversion thereof and upon payment of dividends thereon (if such dividends are paid in the form of Common Stock) will be validly issued, fully paid and non-assessable.

               (b) This Exchange Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms.

               (c) The Company restates the representations and warranties in Section 2.1(e) of the Purchase Agreement with respect to the Exchange.

               (d) No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person is required in connection with the execution and delivery of this Exchange Agreement and the performance and consummation of the transactions contemplated thereby, other than the acceptance of the Series F Designation with the Florida Secretary of State and any filings that may be required by the Commission and/or NASDAQ.

               (e) The Company has paid no commission or other remuneration directly or indirectly to any person for soliciting the Exchange.

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               (f)       The Exchange is not subject to the registration
                         requirements of the Securities Act.

     4. Representation and Warranties of the Purchaser.The Purchaser hereby reaffirms the representations and warranties in Section 2.2 of the Purchase Agreement and further represents and warrants as follows:

               (a) The execution, delivery and performance by the Purchaser of this Exchange Agreement and the consummation of the transactions contemplated hereby (i) are within the power of the Purchaser and (ii) have been duly authorized by all necessary actions on the part of the Purchaser.

               (b) This Exchange Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of such Purchaser, enforceable against the Purchaser in accordance with its terms.

     5. Governing Law. This Exchange Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of laws thereof.




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          IN WITNESS WHEREOF, the parties hereto have caused this Exchange
Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                         I-LINK INCORPORATED


                         By:_____________________________________
                            Name:
                            Title:




                         JNC OPPORTUNITY FUND LTD.



                         By:_____________________________________
                            Name:
                            Title:
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